As filed with the Securities and Exchange Commission on July 13, 1998
                                                     Registration No. 333-______
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                         MICROCIDE PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)


         Delaware                                        94-3186021
(State of incorporation)                    (I.R.S. Employer Identification No.)

                                850 Maude Avenue
                         Mountain View, California 94043
   (Address, including zip code, of Registrant's principal executive offices)


                        1993 AMENDED INCENTIVE STOCK PLAN
                            (Full title of the plan)


                                 JAMES E. RURKA
                       President, Chief Executive Officer
                                  and Director
                         MICROCIDE PHARMACEUTICALS, INC.
                                850 Maude Avenue
                         Mountain View, California 94043
                                 (650) 428-1550
(Name, address, and telephone number, including area code, of agent for service)


                                   Copies to:
                                VAHE H. SARRAFIAN
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94306
                                 (650) 493-9300

                                         CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                               Proposed                Proposed
                                                               Maximum                  Maximum
          Title of Each Class            Amount               Offering                Aggregate              Amount of
            of Securities to             to be                  Price                  Offering             Registration
             be Registered            Registered(1)          Per Share(2)                Price                  Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock                             400,000              $6.47                 $2,598,000                $764.00
  $0.001 par value................
==========================================================================================================================

(1) The shares covered by this Registration Statement represent 400,000 shares of Common Stock which have become available for issuance under the Registrant's 1993 Amended Incentive Stock Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on June 18, 1998 increasing the number of shares authorized for issuance thereunder from 1,880,000 to 2,280,000.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on July 9, 1998.

================================================================================

                      Statement Under General Instruction E
                      Registration of Additional Securities

     Unless as noted herein, the contents of the Registrant's Form S-8 Registration Statements (File Nos. 333-11759 and 333-32785) are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.

    Exhibit
    Number      Document
    ------      --------

        5.1 Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.

       23.1     Consent of Ernst & Young LLP, Independent Auditors

       23.2     Consent of Counsel (contained in Exhibit 5.1).

       24.1     Power of Attorney (see page II-3).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Microcide Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 10th day of July, 1998.


                                     MICROCIDE PHARMACEUTICALS, INC.



                                     By:   /s/James E. Rurka
                                           -------------------------------------
                                              James E. Rurka
                                              President, Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, James E. Rurka and Matthew Hogan his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                          Title                      Date
        ---------                          -----                      ----

/s/James E. Rurka                President, Chief Executive      July 10, 1998
------------------------------   Officer, and Director
James E. Rurka                   (Principal Executive Officer)

/s/Matthew J. Hogan              Chief Financial Officer         July 10, 1998
------------------------------   (Principal Accounting and
Matthew J. Hogan                 Financial Officer)


/s/Keith A. Bostian, Ph.D.       Director                        July 10, 1998
------------------------------
Keith A. Bostian, Ph.D.

/s/Daniel L. Kisner, M.D.        Director                        July 10, 1998
------------------------------
Daniel L. Kisner, M.D.

/s/Hugh Y. Rienhoff, Jr., M.D.   Director                        July 10, 1998
------------------------------
Hugh Y. Rienhoff, Jr., M.D.

/s/David Schnell, M.D.           Director                        July 10, 1998
------------------------------
David Schnell, M.D.

/s/Mark B. Skaletsky             Director                        July 10, 1998
------------------------------
Mark B. Skaletsky

/s/John P. Walker                Director                        July 10, 1998
------------------------------
John P. Walker

                                INDEX TO EXHIBITS



Exhibit
Number                            Exhibit
------                            -------

 5.1   Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation
23.1   Consent of Ernst & Young LLP, Independent Auditors
23.2   Consent of Counsel (included in Exhibit 5.1)
24.1   Power of Attorney (see page II-3)